Exhibit 99.2

PPT VISION	PPT VISION, INC.	For more information contact
	12988 VALLEY VIEW ROAD	Joseph C. Christenson
	EDEN PRAIRIE, MN 55344 USA	President
	TELEPHONE 952 996 9500	e-mail: ir@pptvision.com
	FACSIMILE 952 996 9501	www.pptvision.com

NEWS RELEASE

PPT VISION Extends Deadline of Rights Offering to May 10, 2002

MINNEAPOLIS, April 30, 2002/PR Newswire/ — PPT VISION, Inc. (Nasdaq: PPTV) announced today that it is extending the deadline for participation in its shareholder rights offering from May 3, 2002 until 5:00 p.m. (CDT) on May 10, 2002.  Earlier today the Company announced a new product development and OEM supplier agreement with Electroglas, Inc. (Nasdaq: EGLS).  The Company believes that this extension will provide shareholders the opportunity to evaluate this information in an orderly manner prior to finalizing an investment decision.

As separately reported in a joint press release with Electroglas, the product development and OEM supplier agreement calls for PPT VISION to design and manufacture a custom SpeedScan 3D™ sensor for integration and commercial deployment in Electroglas’ QuickSilver 2D and 3D wafer inspection systems.  Electroglas delivers essential tools for process management to enhance the profitability of semiconductor manufacturers.  Electroglas has been a leading supplier of wafer probers for over 40 years and has an installed base of more than 15,000 systems.  Reference should be made to that release for further information.

PPT VISION’s shareholder rights offering allows shareholders of record as of March 22, 2002 to purchase a Unit consisting of one share of common stock and a warrant to purchase one-half share of common stock.  The offering price of the Unit is one dollar.

PPT VISION, Inc. designs, manufactures, markets, and integrates 2D and 3D machine vision-based automated inspection systems for manufacturing applications.  Machine vision-based inspection systems enable manufacturers to realize significant economic paybacks by increasing the quality of manufactured parts and improving the productivity of manufacturing processes.  The Company’s 2D machine vision product line is sold on a global basis to end-users, system integrators, and original equipment manufacturers (OEM’s) primarily in the electronic and semiconductor component, automotive, medical device, and packaged goods industries. The Company’s SpeedScan 3D™ sensor, incorporating the Company’s patented high-speed Scanning Moiré Interferometry™ technology is sold to original equipment manufacturers for specific applications. The Company’s PPT861™ 3D scanning system, which uses the Company’s SpeedScan 3D sensor, is an application-specific inspection solution targeted at inspection of leaded and bumped components in the semiconductor back-end manufacturing process, inspection of surface-mount electronic connectors, and inspection of components used in hard disk drives. The Company’s Common Stock trades on the Nasdaq National Market tier of The Nasdaq Stock Market under the symbol PPTV. For more information, please see the PPT VISION, Inc. web site at www.pptvision.com.

Forward Looking Statements

The discussion above contains forward–looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements by their nature involve substantial risks and uncertainties as described by PPT VISION’s periodic filings.  Actual results may differ materially depending on a variety of factors, including, but not limited to the following: changes in worldwide general economic conditions, cyclicality of capital spending by customers, PPT VISION’s ability to keep pace with technological developments and evolving industry standards, worldwide competition, PPT VISION’s ability to successfully develop custom sensors for its OEM customers, and PPT VISION’s ability to protect its existing intellectual property from challenges from third parties and other factors.  Additional information with respect to the risks and uncertainties faced by PPT VISION may be found in the section “Business” under the caption “Important Factors Regarding Forward-Looking Statements” contained in its filing with the Securities and Exchange Commission on Form 10–K for the year ended October 31, 2001 and other reports filed with the Securities and Exchange Commission.

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